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                                  NEWS RELEASE


       CALLISTO PHARMACEUTICALS ANNOUNCES $3.02 MILLION PRIVATE PLACEMENT


NEW YORK, NEW YORK - March 10, 2005 - Callisto Pharmaceuticals, Inc. (Amex:
KAL), a biopharmaceutical company focused on the development of drugs to treat cancer and osteolytic bone disease, announced today the completion of a private placement of approximately 1.99 million shares of its common stock at a per share price of $1.52, for aggregate gross proceeds of approximately $3.02 million. The financing was led by current institutional shareholders and included certain members of the company's management.

"We are pleased with the confidence and support this excellent group of investors has shown in Callisto by its participation in this financing," said Callisto CEO and CSO Dr. Gary S. Jacob. "Callisto intends to use the net proceeds from the private placement to further the clinical trials of our two lead drug candidates, Annamycin and Atiprimod."

The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended. Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Callisto has agreed to file a registration statement covering resale of the shares by the private placement investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.

ABOUT CALLISTO PHARMACEUTICALS, INC.

Callisto is a biopharmaceutical company focused on the development of drugs to treat cancer and osteolytic bone disease. Callisto recently in-licensed Annamycin, a drug to treat leukemia, based on the drug's novel therapeutic profile, including activity against resistant diseases and significantly reduced toxicity. Callisto intends to initiate a Phase IIb clinical trial of Annamycin in relapsed acute lymphocytic leukemia patients in mid-2005. Callisto's second drug, Atiprimod, is in a Phase I/IIa clinical trial in relapsed multiple myeloma patients, and is a small-molecule, orally available drug with antiproliferative and antiangiogenic activity. Callisto also has drugs in preclinical development for melanoma, gastrointestinal inflammation, and a program focused on the development of a drug to protect against staphylococcus and streptococcus biowarfare agents. Callisto has exclusive worldwide licenses from AnorMED Inc. and M.D. Anderson Cancer Center to develop, manufacture, use and sell Atiprimod and Annamycin, respectively. For additional information, visit www.callistopharma.com.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS PRESS RELEASE ARE FORWARD-LOOKING. SUCH STATEMENTS ARE INDICATED BY WORDS SUCH AS "EXPECT," "SHOULD," "ANTICIPATE" AND SIMILAR WORDS INDICATING UNCERTAINTY IN FACTS AND FIGURES. ALTHOUGH CALLISTO BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. AS DISCUSSED IN THE CALLISTO PHARMACEUTICALS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003, AND OTHER PERIODIC REPORTS, AS FILED WITH THE SECURITIES AND EXCHANGE

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CALLISTO PHARMACEUTICALS ANNOUNCES $3.02 MILLION PRIVATE PLACEMENT
PAGE 2-2-2

COMMISSION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FOLLOWING FACTORS, AMONG OTHERS:
UNCERTAINTIES ASSOCIATED WITH PRODUCT DEVELOPMENT, THE RISK THAT PRODUCTS THAT APPEARED PROMISING IN EARLY CLINICAL TRIALS DO NOT DEMONSTRATE EFFICACY IN LARGER-SCALE CLINICAL TRIALS, THE RISK THAT CALLISTO WILL NOT OBTAIN APPROVAL TO MARKET ITS PRODUCTS, THE RISKS ASSOCIATED WITH DEPENDENCE UPON KEY PERSONNEL AND THE NEED FOR ADDITIONAL FINANCING.

FOR MORE INFORMATION

Investor Relations:
Marty Tullio or Mark Tullio
McCloud Communications, LLC
949.553.9748
marty@McCloudCommunications.com
mark@McCloudCommunications.com

Company Contact:
Dan D'Agostino
Callisto Pharmaceuticals, Inc.
212.297.0010 x227
dagostino@callistopharma.com


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